Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 20, 2025, relating to the financial statements of Gaming and Leisure Properties, Inc. and the effectiveness of Gaming and Leisure Properties, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

Registration Statement No. 333-266814 on Form S-3
Registration Statement No. 333-192017 on Form S-8
Registration Statement No. 333-249523 on Form S-8

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 20, 2025